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                                                                   Exhibit 10.16

                           CALP II LIMITED PARTNERSHIP
               c/o Forum Fund Services, Washington Mall, 3rd Floor
                     Church Street, Hamilton, HM11, Bermuda

April 6, 2001

JagNotes.com Inc.
226 West 26th Street, Studio D
New York, NY  10001

Re: Amended and Restated Secured Promissory Note dated February 22, 2001 in the principal amount of US$500,000.00 from CALP II Limited Partnership ("CALP II") to JagNotes.com Inc. ("JNOT") (the "JNOT Note").

Gentlemen:

This will confirm our understanding that the JNOT Note will be terminated in consideration of CALP II and Thomson Kernaghan & Co., Ltd. ("TK") canceling their respective warrants and/or debentures related to JNOT. Accordingly, the following notes, debentures and warrants shall be terminated in their entirety, effective as of the date hereof, and the respective parties shall be released from any and all obligations in connection with such instruments including, without limitation, payment of any accrued interest:

         1.       The JNOT Note;

         2. Convertible Debenture No. A0006 dated December 1, 2000 from JNOT to CALP II in the principal amount of $500,000 ("CALP Debenture");

         3. Warrant No.09 dated June 12, 2000 granted to CALP II to purchase 428,571 shares of JNOT common stock at a price of $1.75 per share;

         4. Warrant No. 10 dated August 18, 2000 granted to CALP II to purchase 68,828 shares of JNOT common stock at a price of $1.94 per share;

         5. Warrant No. 11 dated September 5, 2000 granted to CALP II to purchase 72,838 shares of JNOT common stock at a price of $1.59 per share;

         6. Warrant No. 12 dated September 20, 2000 granted to CALP II to purchase 91,503 shares of JNOT common stock at a price of $1.21 per share;

         7. Warrant No. 08 dated June 12, 2000 granted to TK to purchase 250,000 shares of JNOT common stock at a price of $2.00 per share (the "TK Warrant");


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JagNotes.com Inc.
April 6, 2001
Page 2

     CALP II Warrant Nos. 09, 10, 11 and 12 identified in subparagraphs 3-6 above are referred to collectively as the "CALP Warrants." Promptly after the execution of this agreement, JNOT shall deliver the original JNOT Note to CALP II marked "cancelled," CALP II shall deliver to JNOT the original CALP Debenture and the original CALP Warrants and TK shall deliver to JNOT the original TK Warrant.

If the foregoing accurately sets forth our understanding, please indicate your agreement and acceptance by signing in the space provided below.

Very truly yours,
CALP II LIMITED PARTNERSHIP



By: /s/ Mark Valentine
    --------------------------------------------------
    Name:   Mark Valentine
    Title:  Chairman

AGREED AND ACCEPTED:
JAGNOTES.COM INC.



By: /s/ Gary Valinoti
    --------------------------------------------------
    Name:   Gary Valinoti
    Title:  President & CEO

THOMSON KERNAGHAN & CO. LTD.


By: /s/ Mark Valentine
    --------------------------------------------------
    Name:   Mark Valentine
    Title:  Chairman